Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-193397) and S-8 (Nos. 333-138631, 333-145232, 333-155115, 333-157869, 333-165405, 333-172724, 333-181268, 333-187589, 333-194858, and 333-194859) of Metabolix, Inc. of our report dated March 25, 2015 relating to the financial statements, which appear in this Form 10-K.

/s/PricewaterhouseCoopers LLP

Boston, Massachusetts
March 25, 2015